SECURITY INTEREST AND PLEDGE AGREEMENT

      SECURITY INTEREST AND PLEDGE AGREEMENT ("Pledge Agreement"), dated as of February 18, 2005, by and among the persons set forth on Schedule 1 (each a "Secured Party" and collectively, the "Secured Parties"), IBIZ TECHNOLOGY CORP., a Florida corporation (the "Company" or the "debtor"), KENNETH W. SCHILLING (the "Pledgor") and GRUSHKO & MITTMAN P.C. as agent for the Secured Parties (the "Agent").

                                    RECITALS

      A. Reference is made to (i) that certain Subscription Agreement of even date herewith (the "Subscription Agreement") to which the Company and the Secured Parties are parties, and (ii) the Transaction Documents (as that term is defined in the Subscription Agreement), including, without limitation, the Notes. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the relevant Transaction Documents.

      B. The Debtor has certain obligations to the Secured Parties (all such obligations, the "Obligations"). The below-referenced Obligations are personally guaranteed by the Pledgor (each such guaranty, a "Guaranty").

      C. To secure the Obligations, the Pledgor has agreed to pledge certain shares of Common Stock of the Company held by the Pledgor to the Secured Parties as security for the performance of the Obligations.

      D. The Pledgor is a principal shareholder of the Debtor and have determined that it is in the Pledgor's best interests to provide the Guaranty pledge referred to herein.

      E. The Secured Parties are willing to enter into the Subscription Agreement and the other Transaction Agreements only upon receiving Pledgor's guarantee under the Guaranty and pledge of certain stock of the Company, as set forth in this Pledge Agreement.

      NOW, THEREFORE, in consideration of the premises, the mutual covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1. Grant of Security Interest.

            (a) To secure the Obligations of Debtor, the Pledgor hereby pledge to the Secured Parties, all of the shares of Common Stock set forth on the attached Schedule 2 of this Agreement (the "Pledged Shares"). Unless otherwise set forth on Schedule 2 of this Agreement, the Pledgor is the beneficial and record owner of the Pledged Shares set forth opposite such Pledgor's name on such Schedule. Such Pledged Shares, together with any substitutes therefor, or proceeds thereof, are hereinafter referred to collectively as the "Collateral."

            (b) The Company represents and warrants to the Secured Parties that the Pledged Shares are duly authorized, validly issued, fully paid and non-assessable and that it will not permit the transfer of the Pledged Shares except in accordance with this Pledge Agreement while the same is in effect.

      2. Obligations Secured. The Collateral shall secure the following:

      (a) The Debtor's Registration statement on Form SB-2 being declared effective by the Securities and Exchange Commission no later than 90 days from closing.

      3. Perfection of Security Interests. Upon execution of this Pledge Agreement by the Debtor and the Pledgor,

            (a) Pledgor undertakes to deliver and transfer possession of the stock certificates identified opposite such Pledgor's name on Schedule 2 of this Agreement (the "Pledged Certificates"), together with stock transfer powers duly executed in blank by the registered owner of the shares represented by such Certificates, with appropriate Medallion signature guaranty ("Stock Powers"), to the Secured Parties to be held by the Agent, as agent for the Secured Parties.

            (b) The Collateral will be held by the Agent, to perfect the security interest of the Secured Parties, until the earlier of

      (i) the termination of this Agreement, or

      (ii) foreclosure of Secured Party's security interests as provided herein.

            (c) The Debtor and the Pledgor, and each of them, hereby appoint Grushko & Mittman, P.C., as attorney-in-fact with powers of substitution, to execute all documents and perform all acts as Secured Party, may reasonably request in order to perfect and maintain a valid security interest for Secured Party in the Collateral.


      4. Pledgor's Warranty. Pledgor represents and warrants hereby to the Secured Parties as follows with respect to the Pledged Shares set forth opposite such Pledgor's name on Schedule 2 to this Agreement:


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

            A. With respect to title to the Transferred Shares

            (i) that upon transfer by Pledgor of such Pledgor's Certificates and Stock Powers to Secured Parties pursuant to this Agreement at such time, if any, as contemplated hereby, the purchaser of the Pledged Shares or the Secured Party, as contemplated herein, as the case may be, will have good title (both record and beneficial) to the relevant Pledged Shares;

            (ii) that there are no restrictions upon transfer and pledge of the Pledged Shares pursuant to the provisions of this Agreement except the restrictions imposed by Rule 144 under the Securities Act of 1933;

            (iii) that the Pledged Shares are free and clear of any encumbrances of every nature whatsoever, such Pledgor is the sole owner of the Pledged Shares, and such shares are duly authorized, validly issued, fully paid and non-assessable,

            (iv) that such Pledgor has owned the Pledged Shares since the date specified on Schedule 2 to this Agreement and that such shares were fully paid for as of such specified date,

            (v) that such Pledgor agrees not to grant or create, any security interest, claim, lien, pledge or other encumbrance with respect to such Pledgor's Pledged Shares or attempt to sell, transfer or otherwise dispose of any of such shares until the Obligations have been satisfied or this Agreement has terminated;

            (vi) that such Pledgor shall refrain from selling, transferring, registering, or otherwise disposing of any restricted securities of the Company as may be then held by the Pledgor if any such actions by the Pledgor would impair, impede or otherwise restrict the ability of the Secured Party to register, transfer or dispose of the Pledged Shares held by the Secured Party as Collateral; and

            B. With respect to certain other matters:

            (i) that such each Pledgor has made necessary inquiries of the Company and believes that the Company fully intends to fulfill and has the capability of fulfilling the Obligations to be performed by the Company in accordance with the terms of the Transaction Agreements,

            (ii) that each Pledgor is not acting, and has not agreed to act, in any plan to sell or dispose of the Pledged Shares in a manner intended to circumvent the registration requirements of the Securities Act of 1933, as amended, or any applicable state law,

            (iii) that the Company and each Pledgor have been advised by counsel of the elements of a bona-fide pledge for purposes of Rule 144(d)(3)(iv) under the Securities Act of 1933, as amended, including the relevant SEC interpretations and affirms the pledge of shares by such Pledgor pursuant to this Pledge Agreement will constitute a bona-fide pledge of such shares for purposes of such Rule, and


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

            (iv) that this Pledge Agreement constitutes a legal, valid and binding obligation of each Pledgor enforceable in accordance with its terms (except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and similar laws, now or hereafter in effect).

      5. Preservation of the Value of the Collateral and Reimbursement of Secured Party. Pledgor shall pay all taxes, charges, and assessments against the Collateral and do all acts necessary to preserve and maintain the value thereof. On failure of Pledgor so to do, Secured Party may make such payments on account thereof as (in Secured Party's discretion) is deemed desirable, and Pledgor shall reimburse Secured Party immediately on demand for any and all such payments expended by Secured Party in enforcing, collecting, and exercising its remedies hereunder.

      6. Default and Remedies.

      (a)   For purposes of this Agreement, "Event of Default" shall mean

            (i) The Debtor's Registration statement on Form SB-2 not being declared effective by the Securities and Exchange Commission within 90 days from closing.

      (b) During the term of this Pledge Agreement, the Secured Party shall have the following rights after an Event of Default:

      (i) the rights and remedies provided by the Uniform Commercial Code as adopted by the State of New York (as said law may at any time be amended);

      (iii) the right to cause any or all of the Pledged Shares to be transferred to its own name and have such transfer recorded in any place or places deemed appropriate by Secured Party; and

      (iv) the right to sell the Collateral or any part thereof for cash, upon credit or for future delivery, and at such price or prices in accordance with the Uniform Commercial Code (as such law may be amended from time to time); it being understood that one or more of the Secured Parties may, but shall not be required to, take such actions jointly. Upon any such sale, Secured Party shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Secured Party shall give the Pledgors not less than five (5) days written notice of its intention to make any such sale. Any such sale shall be made in an open market transaction. Secured Party may adjourn or cancel any sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any


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

      part of the Collateral upon terms calling for payments in the future, any Collateral so sold may be retained by Secured Party until the selling price is paid by the purchaser thereof, but Secured Party shall incur no liability in the case of the failure of such purchaser to take up and pay for the Collateral so sold and, in the case of such failure, such Collateral may again be sold upon like notice. Secured Party, however, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the security interest and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction, the Pledgor having been given due notice of all such action.

      7. Waiver. Each of the Debtor and the Pledgor waives any right that it may have to require Secured Party to proceed against any other person, or proceed against or exhaust any other security, or pursue any other remedy Secured Party may have.

      8. Term of Agreement. This Pledge Agreement shall continue in full force and effect until the earlier of the payment in full of the Notes or until the date, within 90 days from the Closing, on which Registration Statement is declared effective by the Securities and Exchange Commission. Upon either event, the security interests in the relevant Collateral shall be deemed released, and any portion of the Collateral not transferred to or sold by any one or more Secured Parties shall be returned to the Pledgor (and for such purpose, delivery to Darrin Ocasio, Esq., of Sichenzia Ross Friedman Ference LLP of New York, NY shall deemed to comply with such return requirement). Upon termination of this Pledge Agreement, the relevant Collateral shall be returned within five (5) Trading Days to Debtor or to the Pledgor, as contemplated above.

      9. Provisions Affecting the Agent.

      (a) The Agent is acting as agent for the Secured Parties solely for the administrative convenience of the Debtor, the Pledgor and the Secured Parties.

      (b) The Agent is authorized to execute and file any and all financing statements desired to be filed by the Secured Parties to reflect the security interest in the Collateral in any and all jurisdictions. For such purposes, each of the Debtor and the Pledgor irrevocably appoints the Agent, with full power of substitution to execute and file such financing statements naming the Debtor and the Pledgor as debtors thereon.

      10. General Provisions:

      10.1 Binding Agreement; No Modification of Transaction Agreements. This Pledge Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the respective parties hereto. Except to the extent specifically provided herein, nothing in this Pledge Agreement shall limit or modify any provision of any of the Transaction Agreements


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

         10.2 Captions. The headings used in this Pledge Agreement are inserted for reference purposes only and shall not be deemed to define, limit, extend, describe, or affect in any way the meaning, scope or interpretation of any of the terms or provisions of this Pledge Agreement or the intent hereof.

      10.3 Counterparts. This Pledge Agreement may be signed in any number of counterparts with the same effect as if the signatures upon any counterpart were upon the same instrument. All signed counterparts shall be deemed to be one original. A facsimile transmission of this signed Pledge Agreement shall be legal and binding on all parties hereto.

      10.4 Further Assurances. The parties hereto agree that, from time to time upon the written request of any party hereto, they will execute and deliver such further documents and do such other acts and things as such party may reasonably request in order fully to effect the purposes of this Pledge Agreement.

      10.5 Waiver of Breach. Any waiver by either party of any breach of any kind or character whatsoever by the other, whether such be direct or implied, shall not be construed as a continuing waiver of or consent to any subsequent breach of this Pledge Agreement.

      10.6 Cumulative Remedies. The rights and remedies of the parties hereto shall be construed cumulatively, and none of such rights and remedies shall be exclusive of, or in lieu or limitation of any other right, remedy, or priority allowed by applicable law.

      10.7 Amendment. This Pledge Agreement may be modified only in a written document that refers to this Pledge Agreement and is executed by Secured Party, the Pledgor and the Debtor.

      10.8 Interpretation. This Pledge Agreement shall be interpreted, construed, and enforced according to the substantive laws of the State of New York.

      10.9 Governing Law. This Pledge Agreement shall be governed by and construed in accordance with the laws of the State of New York. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the County of New York or the state courts of the State of New York sitting in the County of New York in connection with any dispute arising under this Pledge Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions.

      10.10 WAIVER OF JURY TRIAL. The parties to this Pledge Agreement hereby waive a trial by jury in any action, proceeding or counterclaim brought by any of them against any other in respect of any matter arising out or in connection with this Pledge Agreement.

      10.11 Notice. Any notice or other communication required or permitted to be given hereunder shall be effective upon receipt. Such notices may be sent (i) in the United States mail, postage prepaid and certified, (ii) by express


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

courier with receipt, (iii) by facsimile transmission, with a copy subsequently delivered as in (i) or (ii) above. Any such notice shall be addressed or transmitted as follows:

         If to Pledgors, to:

         Kenneth  Schilling
         C/o IBIZ Technology Corp.
         2238 W. Lone Cactus Drive
         Phoenix, Arizona 85027

         Tel:  (623) 492 - 9200
         Fax:  (623) 492 - 9921


Any party may change its address by notice similarly given to the other parties (except that a Secured Party need not give notice to other Secured Parties).

      10.12 Acknowledgement by Debtor and Pledgor. In the event that any provision of the Transaction Agreements, the Guarantee or this Pledge Agreement as applied to any party or circumstances shall be adjudged by a court to be invalid or unenforceable, each of the Debtor or the Pledgor, as the case may be, acknowledges and agrees that this Pledge Agreement shall remain valid and enforceable in all respects against the Debtor and the Pledgor.

               [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK.
              THE SIGNATURES OF THE PARTIES ARE ON THE NEXT PAGE.]


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

      IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day, month and year first above written.

SECURED PARTY:
PLATINUM PARTNERS VALUE ARBITRAGE FUND LP

By:_________________________________________



DEBTOR:
IBIZ TECHNOLOGY CORP.


By:__________________________________________
         Its: President


PLEDGOR:


------------------------------------------
Kenneth Schilling



AGENT:
GRUSHKO & MITTMAN, P.C.

By:_________________________________________




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

                                   SCHEDULE 1

         The Secured Parties are:

-----------------------------------------------------------------------------------------------------------------
  Name                                                              Address
-----------------------------------------------------------------------------------------------------------------
PLATINUM PARTNERS VALUE ARBITRAGE FUND LP                         152 West 57th Street, New York, New York
                                                                  10019, Fax: (212) 581-0002
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

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


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

                                   SCHEDULE 2

      The following shares are pledged hereunder as the Pledged Shares, each certificate in the name of:

Holder's Name           Certificate No.             No. of Shares              Date of Acquisition
Kenneth Schilling          4100                      41,208,447                 February 7, 2003

Kenneth Schilling          4493                      20,000,000                 January 7, 2004

Kenneth Schilling          4186                      40,000,000                 June 12, 2003

                                                              -----------

                                                     Total:   101,208,447 shares






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